UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2022

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address, including zip code, of principal executive offices)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers
2022 Corporate Objectives and Bonus Program Information
On February 2, 2022, the Compensation Committee of the Board of Directors of Revance Therapeutics, Inc. (the “Company”) approved the Company’s 2022 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to 2022 performance.
The Company’s 2022 corporate goals include (i) achievement of specified revenue targets (35% weighting), (ii) achievement of cash runway goals (10% weighting); (iii) achievement of OPULTM Relational Commerce Platform goals (10%); (iv) achievement of regulatory milestones related to DaxibotulinumtoxinA for Injection for the treatment of glabellar lines (35% with an opportunity for an additional 10% based on the timing of achievement); (v) achievement of diversity and inclusion and organizational culture initiatives (10% weighting); as well as (vi) additional stretch goals relating to: other clinical and regulatory and product pipeline timing and milestones (20% weighting) and stretch revenue targets (5% or more based on achievement level).
The cash bonus for Mr. Foley will be based on the achievement of the 2022 corporate goals (100% weighting). For each of the other executive officers, the bonus will be based on achievement of corporate goals, subject to a modifier for individual performance that may increase or decrease the total bonus payout. The executive officers’ actual bonuses for fiscal year 2022 may exceed 100% of his or her 2022 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals, including stretch goals. Payment of bonuses to the Company’s executive officers under the 2022 Bonus Program and the actual amount of such bonus, if any, are at the discretion of the Committee.
Target performance bonus percentages for fiscal year 2022 for the Company’s named executive officers are set forth below and expressed as a percentage of the corresponding 2022 annual base salary.

Name	2022 Target Bonus Percentage
Mark J. Foley Chief Executive Officer	75%
Dustin Sjuts President	60%
Abhay Joshi, Ph.D. Chief Operating Officer and President, R&D and Product Operations	55%
Tobin C. Schilke Chief Financial Officer	50%
Dwight Moxie Senior Vice President, General Counsel & Corporate Secretary	50%
The Committee also approved 2022 target equity award values and award mix for the following named executive officers: Mr. Foley’s target equity award mix is allocated 80% towards performance stock units and 20% toward options; Mr. Sjuts’s target equity award mix is allocated 75% towards performance stock units and 25% toward options; Mr. Schilke’s target equity award mix is allocated 67% towards performance stock units and 33% toward options; and Mr. Moxie’s target equity award mix is allocated 67% towards performance stock units and 33% toward options.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 7, 2022	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer